Exhibit 10.14

MOBILE INFRASTRUCTURE TRUST

250 E. 5th Street, Suite 2110

Cincinnati, Ohio 45202

March 7, 2022

Mobile Infrastructure Corporation

250 E. 5th Street, Suite 2110

Cincinnati, Ohio 45202

MVP REIT II Operating Partnership, LP

250 E. 5th Street, Suite 2110

Cincinnati, Ohio 45202

Ladies and Gentlemen:

In connection with the formation of Mobile Infrastructure Trust (“MIT”), its contemplated initial public offering of common shares (“IPO”), and the contemplated merger of Mobile Infrastructure Corporation with and into MIT (the “Merger”), each of MVP REIT II Operating Partnership, LP (“OP”), Mobile Infrastructure Corporation (together with OP, “MIC”), and MIT agree to the conditions, obligations, and covenants as set forth in this Letter Agreement. Terms not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the respective meanings currently ascribed to them in the Second Amended and Restated Agreement of Limited Partnership of OP (as in effect from time to time, the “OP Agreement”).

1.       Expenditures. (a) Acknowledging that the economic benefits of the IPO and the Merger inure to the benefit of MIC, MIC (giving due accord to Section 7.4B(iv) of the OP Agreement) shall be allocated, shall bear, and (where practicable) shall pay directly all of the initial organizational costs and expenditures of MIT’s formation as well as the fees and expenses of the IPO and the Merger (excluding customary underwriting discounts and commissions and other fees and expenses customarily deducted from gross proceeds on the funds flow statement of an initial public offering at settlement), which costs, fees, expenses, and other expenditures include, without limitation, all legal and other advisor fees, the costs and expenditures incurred in connection with the IPO that are not customarily deducted from gross proceeds on the funds flow statement of an initial public offering at settlement, and the fees, costs and expenditures of forming and initially organizing MIT as a Maryland real estate investment trust. All such costs, fees, expenses, and other expenditures shall be directly paid by MIC as much as practicable, and any non-cash expenditures (excluding customary underwriting spreads and other expenses customarily deducted from gross proceeds on the funds flow statement of an initial public offering at settlement) shall be handled by the parties, as much as practicable, in a manner substantially similar to cash expenditures.

Mobile Infrastructure Corporation
MVP REIT II Operating Partnership, LP
March 7, 2022

(b) With respect to customary underwriting discounts and commissions and other fees and expenses customarily deducted from gross proceeds on the funds flow statement of an initial public offering at settlement, the parties intend that the merger agreement (and ancillary agreements) governing the Merger and the subsequent integration of MIC and MIT shall follow the principles of Section 4.3E of the OP Agreement (last two sentences) and accordingly that, following the Merger, OP shall issue to MIT additional Common Units (adjusted appropriately for any change in the Adjustment Factor prior to the Merger) equal to the number of MIT common shares issued in the IPO, in exchange for MIT’s net offering proceeds from the IPO (i.e., net of customary underwriting discounts and commissions and other fees and expenses customarily deducted from gross proceeds on the funds flow statement of an initial public offering at settlement).

(c) Any assets created or acquired in exchange for the cash and non-cash expenditures that are allocated to and borne by MIC pursuant to this Letter Agreement (excluding, for the avoidance of doubt, (i) any cash contributed (or deemed to be contributed) by the sole owner of MIT prior to the Merger and (ii) the gross proceeds/cash received by MIT in the IPO, the “Assets”) shall belong to MIC.

2.       Tax Reporting. MIC and MIT intend that all costs, fees, expenses, and other expenditures allocated and borne by MIC are MIC’s own costs, fees, expenses, and expenditures, and none of them are reimbursements to MIT (and thus MIC’s payment of the same will not result in gross income under Section 61 of the Code to MIT (or the regarded owner of MIT for any period that MIT is treated as a disregarded entity pursuant to Regulations § 301.7701-3)). MIC and MIT further intend that any Assets shall belong to MIC, and to the extent legal title in the same vests in MIT such ownership shall be treated as that of a nominee for the benefit of MIC. Accordingly, unless otherwise required by a court order from which no appeal remains available, the parties will perform their federal (and comparable state and local) tax reporting in accordance with the foregoing and cause their respective affiliates to do the same.

3.       Severability. If any provision or provisions of this Letter Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, the validity, legality, and enforceability of the remaining provisions of this Letter Agreement shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law, and such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto.

4.       Modification and Waiver. No supplement, modification, or amendment to this Letter Agreement shall be binding unless executed in writing by the parties hereto.

Mobile Infrastructure Corporation
MVP REIT II Operating Partnership, LP
March 7, 2022

5.       Counterparts. This Letter Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Letter Agreement by .pdf or facsimile shall be equally as effective as delivery of an original executed counterpart of this Letter Agreement.

6.       Governing Law. This Letter Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law.

Please indicate your acceptance of and agreement with the terms of this Letter Agreement by signing below.

Very truly yours

Mobile Infrastructure Trust

By: /s/ Stephanie Hogue
Name: Stephanie Hogue
Title: President, Treasurer & Secretary

Accepted and Agreed:

MOBILE INFRASTRUCTURE CORPORATION,

On behalf of itself and as a general partner of
MVP REIT II Operating Partnership, LP

By: /s/ Stephanie Hogue
Name: Stephanie Hogue
Title: President, Interim Chief Financial Officer & Secretary